Exhibit 16

March 15, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in the "Change in Independent Auditors" section of Form S-4 of National Wine & Spirits, Inc. dated March 17, 1999.



Very truly yours,




Katz, Sapper & Miller, LLP